Exhibit 99.1

AVEO Announces $17 Million Private Placement

CAMBRIDGE, Mass. – May 13, 2016 – AVEO Oncology (NASDAQ:AVEO) today announced that it entered into a securities purchase agreement for a private placement with a select group of qualified institutional buyers, institutional accredited investors and accredited investors. The private placement will consist of 17,642,482 units, at a price of $0.965 per unit, for gross proceeds of approximately $17 million, before deducting placement agent fees and estimated offering expenses. Each unit consists of one share of AVEO’s common stock and a warrant to purchase one share of AVEO’s common stock. The warrants will have an exercise price of $1.00 per share and will be exercisable for a period of five years from the date of issuance. The closing of the financing is expected to take place on or about May 18, 2016, and is subject to standard closing conditions. AVEO expects to use the proceeds from the financing to fund its U.S. pivotal Phase 3 trial of tivozanib, to support a combination trial of tivozanib with a PD-1 inhibitor and for general corporate purposes.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. AVEO has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock, and the shares of common stock issuable upon the exercise of the warrants, issued in this private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About AVEO

AVEO Oncology (AVEO) is a biopharmaceutical company dedicated to advancing a broad portfolio of targeted therapeutics for oncology and other areas of unmet medical need. The company is focused on developing and commercializing its lead candidate tivozanib, a potent, selective, long half-life inhibitor of vascular endothelial growth factor 1, 2 and 3 receptors, in North America as a treatment for Renal Cell Carcinoma and other cancers. AVEO is leveraging multiple partnerships to develop and commercialize tivozanib in non-oncologic indications worldwide and oncology indications outside of North America, as well as to progress its pipeline of novel therapeutic candidates in cancer and cachexia (wasting syndrome).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of AVEO that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. The words “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “could,” “should,” “seek,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about the expected closing of the private placement and AVEO’s anticipated use of proceeds from the financing. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that AVEO makes due to a number of important factors, including risks relating to AVEO’s inability, or the inability of the investors, to satisfy the conditions to closing for the financing; AVEO’s ability to successfully implement its strategic plans; AVEO’s ability to raise the substantial additional funds required to achieve its goals; unplanned capital requirements; adverse general economic and industry conditions; competitive factors; and those risks discussed in the section titled “Risk Factors” in AVEO’s most recent Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the SEC. The forward-looking statements in this press release represent AVEO’s views as of the date of this press release. AVEO anticipates that subsequent events and developments may cause its views to change. While AVEO may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing AVEO’s views as of any date other than the date of this press release.

AVEO Contact:

David Pitts, Argot Partners

212-600-1902

aveo@argotpartners.com